UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2026

THE J. M. SMUCKER COMPANY
(Exact name of registrant as specified in charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

One Strawberry Lane
Orrville,	Ohio	44667-0280
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former name or former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On February 10, 2026, The J. M. Smucker Company (the “Company”) issued a press release announcing that John Brase, President and Chief Operating Officer, is no longer an executive officer of the Company, effective as of February 9, 2026. The Company anticipates that it will enter into a separation agreement with Mr. Brase upon his departure as an employee of the Company.

(c)     On February 10, 2026, the Company also announced the following organizational changes, effective as of February 9, 2026:

(i)     Mark Smucker, the Company’s Chief Executive Officer and Chair of the Board, will also serve as the Company’s President, and his new title is Chief Executive Officer, President and Chair of the Board;

(ii)     Tucker Marshall, the Company’s Chief Financial Officer, has been promoted to Chief Financial Officer | Executive Vice President, Frozen Handheld and Spreads and Sweet Baked Snacks. In connection with his promotion, Mr. Marshall’s base salary has been increased from $725,000 to $745,000, his short-term cash incentive award target has been increased from 95% to 100% of base salary, his long-term equity incentive award target has been increased from 280% to 300% of base salary, and he will receive restricted stock and performance unit awards in accordance with the Company’s executive compensation program;

(iii)     Jill Penrose, the Company’s Chief People and Company Services Officer, has been promoted to Chief People and Administrative Officer | Chief of Staff. In connection with her promotion, Ms. Penrose’s base salary has been increased from $595,000 to $645,000, her long-term equity incentive award target has been increased from 215% to 225% of base salary, and she will receive restricted stock and performance unit awards in accordance with the Company’s executive compensation program. Ms. Penrose’s short-term cash incentive award target remains at 80% of base salary; and

(iv)     Robert Ferguson, Senior Vice President and General Manager, Coffee and Procurement, has been elected as an executive officer and has assumed the position of Chief Product Supply Officer | Executive Vice President, Coffee, Pet, and Away From Home. Mr. Ferguson, 52, has been the Company’s Senior Vice President and General Manager, Coffee and Procurement since November 7, 2023. Prior to that time, he served as Senior Vice President and General Manager, Pet Food and Pet Snacks since June 2020 and Senior Vice President, Pet Food and Pet Snacks (Interim) and Supply Chain since November 2019.

Mr. Ferguson’s base salary will be $700,000, his short-term cash incentive award target will be 100% of base salary, his long-term equity incentive award target will be 300% of base salary, and he will receive restricted stock and performance unit awards in accordance with the Company’s executive compensation program. Mr. Ferguson will also participate in all employee plans and benefits consistent with other senior executives of the Company.

There is no arrangement or understanding between Mr. Ferguson and any other persons pursuant to which he was elected to his new position with the Company, and there is no family relationship between Mr. Ferguson and any directors or executive officers of the Company. Mr. Ferguson is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Further information about Mr. Smucker, Mr. Marshall, and Ms. Penrose is available in the Company’s Annual Report on Form 10-K, filed on June 18, 2025, and the Company’s Definitive Proxy Statement, filed on June 27, 2025.

Item 8.01    Other Events.

The Company also announced that, effective July 27, 2026, Robert Crane, Senior Vice President, Head of Sales and Sales Commercialization, will assume the position of Senior Vice President, Head of Sales and International, and Timothy Wayne, Senior Vice President and General Manager, Away from Home and International, will assume the position of Senior Vice President and General Manager, Coffee and Away From Home.

A copy of the press release issued by the Company, dated February 10, 2026, announcing these organizational changes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release issued by the Company, dated February 10, 2026, announcing executive leadership changes
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Chief Legal Officer and Secretary

Date: February 10, 2026

4